As filed with the Securities and Exchange Commission on March 26, 2010

Registration No. 333-70516

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

AXA
(Exact name of Registrant as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

25 AVENUE MATIGNON
75008 PARIS, FRANCE
(011 33-1) 40-75-57-00
(Address of Registrant’s principal executive offices)

AXA SHAREPLAN 2001
(Full title of the plans)

Dave Hattem, Esq.
Senior Vice President and Deputy General Counsel
AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104
(212) 314-3863
(Name, address and telephone number of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-70516 (the “Registration Statement”) is being filed to deregister certain ordinary shares (the “Shares”), of AXA (the “Registrant”), that were registered for issuance pursuant to the AXA Shareplan 2001 (the “Plan”). The Registration Statement registered 500,000 Shares issuable pursuant to the Plan.

On March 26, 2010, the Registrant filed a Form 15F with the Securities and Exchange Commission to effect the deregistration of its Shares.  In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on March 26, 2010.

AXA

By:	/s/ Denis Duverne
Name:	Denis Duverne
Title:	Head of Group Strategy, Finance and Operations and Member of the Management Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 26, 2010.

/s/ Francois Pierson	/s/ Christopher M. Condron
Francois Pierson	Christopher M. Condron
Member of the Management Board	Member of the Management Board (Authorized Representative in the United States)

/s/ Alfred Bouckaert	/s/ Laurent Clamagirand
Alfred Bouckaert	Laurent Clamagirand
Member of the Management Board	Principal Accounting Officer

/s/ Denis Duverne
Denis Duverne
Member of the Management Board (Principal Financial Officer)

/s/ Henri de Castries
Henri de Castries
Chairman of the Management Board (Principal Executive Officer)